UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2010

ARGYLE SECURITY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51639	20-3101079
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12903 Delivery Drive San Antonio, TX	78247
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 495-5245

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2010, Argyle Security, Inc. (the “Company”) announced that, effective January 15, 2010, each of Mr. Ron Chaimovski, Executive Chairman of the Company, Mr. Bob Marbut, Chief Executive Officer of the Company, Mr. Don Neville, Executive Vice President, Chief Financial Officer and Principal Financial Officer of the Company and Mr. Dean Dresser, Vice President, Controller and Principal Accounting Officer of the Company, resigned their positions as officers of the Company and as officers of each of the Company’s subsidiaries. Concurrent with their resignations, each of Messrs. Marbut, Chaimovski, Neville and Dresser accepted a severance arrangement including the payment of one year base salary to be paid through December 31, 2010 in accordance with the Company’s normal payroll practices. Messrs. Neville and Dresser have agreed to continue working for the Company in a consultancy role during a transitional period.

Also, Messrs. Marbut and Chaimovski provided their resignation as Directors of the Board of Directors (the “Board”) of the Company and each of the Company’s subsidiaries.

In addition, on January 15, 2010, the Board elected Mr. Sam Youngblood, the Company’s current President, as Chief Executive Officer filling the vacancy left by Mr. Marbut’s resignation. The Board decided to eliminate the position of Chief Operating Officer as an executive officer position. Mr. Youngblood will continue to serve as the Company’s President. Mr. Robert Davies was elected as Chairman of the Board, filling the vacancy left by Mr. Chaimovski’s resignation.

Further, Mr. Richard Watts was elected by the Board to serve as Chief Financial Officer filling the vacancy left by Mr. Neville. Mr. Watts has had no previous relationship with the Company or any of its affiliates. Mr. Watts shall receive an annual base salary of $200,000 and will be eligible for bonuses at the discretion of the Board. In addition to his base salary, Mr. Watts will receive an automobile allowance of $500.00 per month, plus the cost of gasoline associated with commutation to San Antonio, TX from Houston, TX. The Company has not entered into an employment agreement with Mr. Watts and he has been hired as an at-will employee.

Prior to joining Argyle, Mr. Watts served as the Vice President and Corporate Controller of GSE Lining Technology from 2007. Prior to joining GSE, Mr. Watts served as Corporate Controller of XServ, Inc., a specialty maintenance contractor, from 2002 to 2007. Prior to XServ and beginning in 2000, Mr. Watts was employed by Champagne Webber Inc., a highway construction company where he also served as Corporate Controller. Mr. Watts is a licensed CPA in the state of Texas and he earned his Bachelor of Science, Accounting from Nicholls State University in 1991.

A copy of the press release announcing the forgoing is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated January 18, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGYLE SECURITY, INC.

Date:  January 20, 2010

By: /s/ Sam Youngblood
Name:  Sam Youngblood
Title:    President and Chief Executive Officer